EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-174444 on Form S-8 of our report dated April 19, 2012, relating to the consolidated financial statements of Qihoo 360 Technology Co. Ltd., and its subsidiaries, variable interest entities and variable interest entities’ subsidiaries appearing in the Annual Report on Form 20-F of Qihoo 360 Technology Co. Ltd. for the year ended December 31, 2011.

/s/ Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People’s Republic of China

April 19, 2012